                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectuses constituting part of this Post-Effective Amendment No. 2 to the Registration Statement of the Separate Account SPVL of First Allmerica Financial Life Insurance Company on Form S-6 of our report dated February 1, 2001, relating to the financial statements of First Allmerica Financial Life Insurance Company, which appears in such Prospectuses. We also consent to the references to us under the heading "Independent Accountants" in such Prospectuses.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 20, 2001